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                                                                    EXHIBIT 23.3


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report on Network Long Distance, Inc. dated January 21, 1998 included in IXC Communications, Inc. Form 8-K dated April 15, 1998 and the incorporation by reference in this registration statement of our report on Network Long Distance, Inc. dated May 18, 1998 included in IXC Communications, Inc. Form 8-K dated October 29, 1998.

/s/ ARTHUR ANDERSEN LLP

Jackson, Mississippi
October 29, 1998